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                                                                      Exhibit 10


                            Park National Corporation
                        1995 Incentive Stock Option Plan
                       (as amended through April 20, 1998)


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                            PARK NATIONAL CORPORATION
                        1995 INCENTIVE STOCK OPTION PLAN
                       (AS AMENDED THROUGH APRIL 20, 1998)


         1. PURPOSE. This 1995 Incentive Stock Option Plan (the "Plan") is intended as an incentive to encourage stock ownership by key employees of Park National Corporation, an Ohio corporation (the "Company"), and its subsidiaries by granting such key employees incentive stock options to purchase Common Shares of the Company so that they may acquire or increase and retain a proprietary interest in the long-term growth and financial success of the Company and its subsidiaries. The Plan is intended to promote and advance the interests of the Company and its shareholders by encouraging such key employees to enter into or remain in the employment of the Company and/or its subsidiaries and to put forth maximum efforts for the long-term growth and financial success of the Company and its subsidiaries.

         2. DEFINITIONS. For purposes of this Plan, the following terms when capitalized shall have the meanings designated herein unless a different meaning is plainly required by the context. Where applicable, the masculine pronouns shall include the feminine and the singular shall include the plural.

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) A "Change in Control" shall be deemed to have occurred on the date the shareholders of the Company approve a definitive agreement (i) to merger or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any Common Shares would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of Common Shares immediately prior to the merger have the same proportionate ownership of shares of the surviving corporation immediately after the merger as immediately before, or (ii) to sell or otherwise dispose of substantially all the assets of the Company.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

                  (d) "Committee" shall mean the Executive Committee of the Board or such other committee of at least three persons, as may be appointed by the Board from time to time to serve at the pleasure of the Board.

                  (e) "Common Shares" shall mean the common shares, without par value, of the Company.

                  (f) "Company" shall mean Park National Corporation.

                  (g) "Disability" shall mean a disability within the meaning of
Section 22(e)(3) of the Code.
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                  (h) "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended, or any successor statute.

                  (i) The "Fair Market Value" of a Common Share on any relevant date for purposes of any provision of this Plan shall mean the closing sale price for the Company's Common Shares as shown on the American Stock Exchange - Composite Transactions on that date or, if no such sale occurred on that date, then for the next preceding day on which a sale was made. If the Common Shares shall no longer be traded on the American Stock Exchange, the Fair Market Value shall mean the last reported sales price of a Common Share of the Company on The Nasdaq Stock Market or on any securities exchange on which the Common Shares may be listed on such date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted.

                  (j) "Incentive Option" shall mean an option granted under this Plan which is an incentive stock option under the provisions of Section 422 of the Code; and any provisions elsewhere in this Plan or in any such Incentive Option which would prevent such option from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such option, by the action of the Committee; and the Committee may retroactively add provisions to this Plan or to any Incentive Option if necessary to qualify such option as an incentive stock option.

                  (k) "Key Employee" shall mean any employee of the Company and/or its Subsidiaries who in the opinion of the Committee has demonstrated a capacity for contributing in substantial measure to the success of the Company and its Subsidiaries.

                  (l) "Normal Retirement" shall mean separation from employment with the Company and each of its Subsidiaries on or after the date a person has attained age sixty-two (62).

                  (m) "Participant" shall mean a Key Employee selected by the Committee to receive Incentive Options granted under this Plan.

                  (n) "Plan" shall mean the Park National Corporation 1995 Incentive Stock Option Plan, as amended.

                  (o) "Subsidiary" shall mean a corporation which is a subsidiary corporation of the Company as that term is defined in Subsection 424(f) of the Code.

         3. ELIGIBILITY. Any Key Employee, including those who are officers of the Company, shall be eligible to receive Incentive Options pursuant to the Plan if selected as a Participant. More than one Incentive Option may be granted to a Key Employee.

         4. COMMON SHARES SUBJECT TO THE PLAN. Incentive Options may be granted under this Plan only for Common Shares of the Company. The Common Shares to be issued and delivered by the Company upon exercise of Incentive Options granted under this Plan shall
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be treasury shares. The aggregate number of Common Shares or which Incentive
Options may be granted under the Plan shall be 700,000. If, during the term of this Plan, there shall be a stock split, stock dividend, combination or exchange of shares or other similar change in the Company's capitalization, the aggregate number of Common Shares for which Incentive Options may be granted under this Plan, the number of Common Shares subject to outstanding Incentive Options and the option price per Common Share of outstanding Incentive Options shall be appropriately and proportionately adjusted to reflect the same. If any outstanding Incentive Option under this Plan for any reason expires or is terminated without having been exercised in full, the Common Shares allocable to the unexercised portion of such Incentive Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Incentive Options under the Plan. No Incentive Option may be granted under this Plan which could cause the maximum limit to be exceeded.

         5. ADMINISTRATION OF THE PLAN.

                  (a)    The Plan shall be administered by the Committee.

                  (b) The Committee shall select the Participants to receive Incentive Options from among the Key Employees and shall grant to such Participants Incentive Options under, and in accordance with, the provisions of this Plan.

                  (c) Subject to the express provisions of this Plan, the Committee shall have the authority to adopt administrative regulations and procedures which are consistent with the terms of this Plan; to adopt and amend such option agreements as it deems it advisable; to determine the terms and provisions of such option agreements (including the number of Common Shares with respect to which Incentive Options are granted to a Participant who is a Key Employee, the option price for Common Shares and the date or dates when each Incentive Option or parts of it may be exercised) -- which terms shall comply with the requirements of Section 6 below; to construe and interpret such option agreements; to impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Company so that compliance with the Federal securities laws and with the securities laws of the various states may be assured; and to make all other determinations necessary or advisable for administering this Plan. Decisions by the Committee may be made either by a majority of its members at a meeting of the Committee duly called and held or without a meeting by a writing signed by all of the members of the Committee. All decisions and interpretations made by the Committee shall be binding and conclusive on all Participants, their legal representatives and beneficiaries. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Incentive Option granted under it.

                  (d) With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                  (e) The Committee may designate any officers or employees of the Company or its Subsidiaries to assist the Committee in the administration of this Plan but the Committee may not delegate to them duties imposed on the Committee under this Plan.

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         6. TERMS AND CONDITIONS OF INCENTIVE OPTIONS. Incentive Options granted under this Plan shall contain such terms as the Committee shall determine subject to the following limitations and requirements:

                  (a) Option Price: Subject to the limitations of Subsection 6(g) below, the option price per Common Share of each Incentive Option shall be equal to the Fair Market Value of the Company's Common Shares on the date of grant of such Incentive Option.

                  (b) Period within which Incentive Option may be exercised:
Subject to the limitations of Subsections 6(c) and 6(g) below, each Incentive Option granted under this Plan shall terminate (become non-exercisable) on the fifth anniversary of the day immediately preceding the date of grant of such Incentive Option.

                  (c) Termination of Incentive Options by reason of termination of employment: If a Participant's employment with the Company and its Subsidiaries terminates for any reason other than the death, Disability or Normal Retirement of the Participant, all of such Participant's Incentive Options shall terminate effective immediately upon termination of employment. If the termination of employment was due to the Normal Retirement of the Participant, such Incentive Options may be exercised in full, whether or not then exercisable by their terms, and the right of the Participant to exercise the Incentive Options shall terminate upon the earlier to occur of the expiration of the term of the Incentive Options or three months after the date of termination of employment. If the termination of employment was due to the death of a Participant who was an employee of the Company and/or any Subsidiary at the time of his death, such Incentive Options may be exercised in full, whether or not then exercisable by their terms, and the right of the representative or representatives of the Participant's estate (or the person or persons who acquire (by bequest or inheritance) the rights to exercise the Participant's Incentive Options) to exercise the Incentive Options shall terminate upon the earlier to occur of the expiration of the term of the Incentive Options or one year after the date of death. If the termination of employment was due to the Disability of the Participant, such Incentive Options may be exercised in full, whether or not then exercisable by their terms, and the right of the Participant to exercise the Incentive Options shall terminate upon the earlier to occur of the expiration of the term of the Incentive Options or one year after the date of termination of employment. For purposes of this Subsection 6(c), the date of termination of employment shall be the last day of employment.

                  (d) Non-transferability: No Incentive Option granted under this Plan shall be assignable or transferable except, in the event of the death of a Participant, by his will or by the laws of descent and distribution. An Incentive Option granted under this Plan shall be exercisable, during a Participant's lifetime, only by him. In the event the death of a Participant occurs, the representative or representatives of his estate, or the person or persons who acquire (by bequest or inheritance) the rights to exercise his Incentive Options granted under this Plan, may exercise any of the unexercised Incentive Options or parts thereof prior to the expiration of the applicable exercise period, as specified in Subsection 6(b), 6(c) or 6(g) of this Plan.

                  (e) Aggregate annual limit on Incentive Options: The aggregate Fair Market Value (determined at the time of the grant of the Incentive Option) of the Common Shares with respect to
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which Incentive Options are first exercisable by any Key Employee in any calendar year under this Plan and all other plans of the Company and its Subsidiaries shall not exceed $100,000.

                  (f) Partial Exercise: Unless otherwise provided in the applicable option agreement, any exercise of an Incentive Option granted under this Plan may be made in whole or in part; provided, however, that no single purchase of Common Shares upon exercise of an Incentive Option shall be for less than the lesser of (i) 200 Common Shares or (ii) the number of Common Shares covered by the Incentive Option.

                  (g) 10% Shareholder: If a Participant owns (including constructive ownership pursuant to Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, then each Incentive Option granted under this Plan to such Participant shall by its terms fix the option price per Common Share to be at least 110% of the Fair Market Value of the Common Shares on the date of grant of such Incentive Option and such Incentive Option shall terminate (become non-exercisable) on the fifth anniversary of the day immediately preceding the date of grant of such Incentive Option.

                  (h) Exercisability: Incentive Options granted to Key Employees under the Plan shall be exercisable at such times and subject to such restrictions and conditions as the Committee may impose at the time of grant of such Incentive Options.

                  (i) Restrictions on resale or other disposition: At the time of exercise of any Incentive Option, the Participant exercising such Incentive Option shall enter into an agreement with the Company pursuant to which the Common Shares acquired upon the exercise of the Incentive Option may not be sold or otherwise disposed of by the Participant to any person other than the Company for a period of five years after the date of exercise; provided, however, that this restriction shall not apply in the event of the exercise of an Incentive Option following the death, Disability or Normal Retirement of a Participant. In the event that a Participant who acquired Common Shares upon the exercise of an Incentive Option subsequently leaves the employ of the Company and/or its Subsidiaries for any reason other than death, Disability or Normal Retirement, and such Participant desires to sell or otherwise dispose of the Common Shares so acquired prior to the termination of the five-year restriction period, such Participant shall submit a written request to the Company to purchase such Common Shares at a purchase price equal to the lesser of the option price at which such Common Shares were purchased or the Fair Market Value of the Common Shares on the date such individual's employment terminated.

                  (j) Reload Options: Upon the exercise by a Participant of an Incentive Option (the "Original Option") in full or in part, the Committee shall automatically grant to such Participant a new Incentive Option (a "Reload Option") covering the same number of Common Shares as were the subject of the exercise; provided, however, that (I) no Participant may be granted Reload Options in any one year of the term of the Original Option as established on the date of grant of the Original Option covering, with respect to all Reload Options granted in such one year, more than the number of Common Shares which were subject to the Original Option on the date of grant of such Original Option; and (II) the number of Common Shares which would otherwise be covered by a Reload Option granted to a Participant (whether upon exercise of an Original Option or upon exercise of a
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previously-granted Reload Option) shall be reduced to the extent necessary to ensure that the aggregate annual limit on Incentive Options specified in Subsection 6(e) of this Plan is not exceeded. Notwithstanding anything in this Section to the contrary, no Participant, or person who has acquired the right to exercise a Participant's Incentive Options upon the Participant's death, who exercises an Incentive Option upon or after termination of the Participant's employment by reason of death, Disability or Normal Retirement, shall be granted any Reload Options in connection with such exercise. In addition, no Reload Options shall be granted with respect to Original Options exercised on or after January 16, 2005.

         7. PERIOD FOR GRANTING INCENTIVE OPTIONS. No Incentive Options shall be granted under this Plan subsequent to the tenth anniversary of the day prior to the date on which this Plan is adopted by the Board.

         8. NO EFFECT UPON EMPLOYMENT STATUS. The fact that an employee has been designated a Key Employee or selected as a Participant shall not limit or otherwise qualify the right of his employer to terminate his employment at any time.

         9. METHOD OF EXERCISE. An Incentive Option granted under this Plan may be exercised only by written notice to the Committee, signed by the Participant, or in the event of his death, by such other person as is entitled to exercise such Incentive Option. The notice of exercise shall state the number of Common Shares in respect of which the Incentive Option is being exercised, and shall be accompanied by the payment in cash or in check payable to the order of the Company of an amount equal to the option price for the Common Shares being purchased, all in accordance with such regulations, procedures and determinations as may be adopted by the Committee pursuant to Subsection 5(c) above. A certificate or certificates for the Common Shares purchased through the exercise of an Incentive Option shall be issued in regular course after the exercise of the Incentive Option and payment therefor. During the option period, no person entitled to exercise any Incentive Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any Common Shares issuable upon exercise of such Incentive Option until certificates representing such Common Shares shall have been issued and delivered.

         10. IMPLIED CONSENT OF PARTICIPANTS. Every Participant, by his acceptance of an Incentive Option under this Plan, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, permitted assigns and legal representatives, by all of the terms and conditions of this Plan.

         11. CHANGE IN CONTROL. Upon the occurrence of a Change in Control, all Incentive Options then outstanding under this Plan shall become exercisable in full, whether or not then otherwise exercisable.

         12. COMPANY RESPONSIBILITY. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity or other conditions and circumstances of the purchase of Common Shares under the terms of this Plan, so long as the Company acts in good faith.
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         13. SECURITIES LAW RESTRICTIONS. The Committee shall take all necessary or appropriate action to ensure that all option grants and all exercises of options under this Plan are in full compliance with all Federal and state securities laws. No Incentive Option granted under this Plan shall be exercisable before the Common Shares subject to this Plan have been registered or qualified for sale under appropriate Federal and state securities laws.

         14. OPTION AGREEMENT. Each Participant receiving an Incentive Option under this Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Incentive Option and such related matters as the Committee shall, in its sole discretion, determine.

         15. AMENDMENT AND TERMINATION OF THE PLAN. The Committee, with the approval of the Board, may amend the Plan from time to time or terminate the Plan at any time without the approval of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Exchange Act, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities. No such action to amend or terminate the Plan shall reduce the then existing number of any Participant's Incentive Options or adversely change the term or conditions thereof without the Participant's consent. If the Plan is terminated, any unexercised Incentive Option shall continue to be exercisable in accordance with its terms.

                  Any amendment to this Plan requiring shareholder approval shall only become effective as of the date it is approved by the affirmative vote of the holders of three-fourths of the issued and outstanding shares of the Company.

         16. EFFECTIVE DATE. This Plan was adopted by the Board on January 17, 1995, and shall be effective on such date, provided it is approved by the affirmative vote of the holders of three-fourths of the issued and outstanding shares of the Company within twelve (12) months thereafter. Should the shareholders of the Company fail to approve this Plan within such twelve (12) months, this Plan and all outstanding Incentive Options shall thereafter be deemed null and void and shall be of no further force or effect. No Incentive Options granted under this Plan may be exercised prior to the approval of this Plan by the shareholders of the Company.

         17. GOVERNING LAW. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.